EXHIBIT 10.16 (b)

FIRST AMENDMENT TO THE

ANIXTER INC. DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005

WHEREAS, Anixter Inc. (the “Company”) maintains the Anixter Inc. Deferred Compensation Plan as amended and restated effective January 1, 2005 (the “Plan”) for the benefit of designated participants in the Plan;

WHEREAS, pursuant to Section 10.1 of the Plan, the Company has reserved the right to amend the Plan and has delegated that authority, in certain respects, to the Anixter Inc. Employee Benefits Administrative Committee (the “Committee”); and

WHEREAS, the Committee wishes to amend the Plan to clarify who is deemed to be a “specified employee” required to have his benefit commencement delayed in certain circumstances pursuant to Internal Revenue Code Section 409A.

NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of January 1, 2012, as follows.

1.	Section 2.18 of the Plan is amended to read as follows:

“2.18 Key Employee

‘Key Employee’ means an individual who was one of the 50 highest-paid employees of the Company (which for this purpose shall include Participating Employers) on the basis of compensation recorded in Box 5 of the individual’s Form W-2 for the Plan Year ending prior to the date of determination.”

2.	Section 5.1(b) of the Plan is amended to read as follows:

“(b) Six-Month Delay. Notwithstanding anything herein to the contrary, if, on a Participant’s date of Separation from Service not due to death or Disability, such Participant is a Key Employee, and payment of his benefit would be paid within six (6) months of such Separation from Service, payment of his benefit shall be delayed until the first day of the month that is six (6) months after the Participant’s date of Separation from Service. Notwithstanding the foregoing, if the Participant dies during this six (6) month period, his benefit shall be paid beginning on the first day of the month immediately following his death pursuant to Section 5.5.”

3.	Section 5.1(c) of the Plan is amended to remove the phrase “six (6) month.”

IN WITNESS WHEREOF, the Committee has caused this First Amendment to be duly executed this 18th of December, 2012.

ANIXTER INC. EMPLOYEE BENEFITS ADMINISTRATIVE COMMITTEE

By:	/s/ Theodore A. Dosch

Its:	Chair